Exhibit 3.67

CERTIFICATE OF FORMATION OF

CAVALIER TV, LLC

THIS CERTIFICATE OF FORMATION of Cavalier TV, LLC is dated as of February 24, 2005 and is being executed and filed by Leonard Q. Slap, as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101 et seq.).

1. Name. The name of the Company is Cavalier TV, LLC (the “Company”).

2. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation of Cavalier TV, LLC to be duly executed as of the day and year first above written.

/s/ Leonard Q. Slap
Leonard Q. Slap
Authorized Person

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

CAVALIER TV, LLC

1.	Name of Limited Liability Company: “Cavalier TV, LLC”

2.	The Certificate of Formation of the limited liability company is hereby amended by striking out Article 1 in its entirety and substituting the following:

“1. Name. The name of the Company is Cavalier IP TV, LLC (the “Company”).”

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 1st day of March, A.D. 2005.

By:	/s/ Brad A. Evans
Brad A. Evans, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is CAVALIER IP TV, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:	/s/ Allison Fisher
Authorized Person

Name:	Allison Fisher
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